Exhibit 99.1

Harrow Announces Q4 and Full-Year 2025 Financial Results and 2026 Financial Guidance

Fourth Quarter, Full-Year 2025 and Selected Highlights:

●	Record quarterly revenue of $89.1 million, a 33% increase over $66.8 million recorded in the prior-year period
●	Full-Year revenue of $272.3 million, a 36% increase over $199.6 million recorded in 2024
●	GAAP net income of $6.6 million in Q4 2025, and net loss $5.1 million for 2025
●	Adjusted EBITDA of $24.2 million in Q4 2025, and $61.9 million for 2025
●	Generated $43.9 million of operating cash flow in 2025, versus $(22.2) million used in operations in 2024
●	Cash and cash equivalents of $72.9 million as of December 31, 2025
●	Full-year 2026 revenue guidance of $350 million to $365 million, including $133 million to $153 million in the first half of 2026 and $203 million to $226 million in the second half of 2026
●	Full-year 2026 Adjusted EBITDA guidance of $80 million to $100 million

NASHVILLE, Tenn., March 2, 2026 – Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, announced results for the fourth quarter and full-year ended December 31, 2025. The Company also posted its fourth quarter Letter to Stockholders and corporate presentation to the “Investors” section of its website, harrow.com. The Company encourages Harrow stockholders to review these documents, which provide additional details concerning the historical results and future expectations for the business.

“Last year was a defining year for Harrow, with revenue up 36% for the year and a record fourth quarter that reflected both accelerating demand and improving operating leverage, especially in terms of generating operating cash flow. Our key products are still in the early stages of launch, and each is gaining significant commercial traction. Seeing VEVYE®, IHEEZO®, and TRIESENCE® all show solid signs of growth at the same time underscores the strength of our strategy and the tenacity of our commercial leadership,” said Mark L. Baum, Chief Executive Officer of Harrow. “As we enter 2026, we are building on that momentum across the business: doubling the VEVYE and TRIESENCE sales teams, expanding IHEEZO into the office-based setting, advancing our development pipeline, and operating with greater alignment as One Harrow. I also believe we are going to provide positive surprises this year (and next) with a few products in our portfolio that haven’t received much attention. With multiple growth drivers gaining traction and a larger commercial footprint coming online, I have increasing confidence in our ability to accelerate performance through 2026, to remain on track toward our goal of over $250 million in quarterly revenue by the end of 2027. And that won’t be the end of the story because beginning in 2028, we intend to further leverage our commercial platform by launching late-stage, large market assets in development, like G-MELT™ (formerly MELT-300), YOCHIL™ (formerly MELT-210), a next generation TRIESENCE pre-filled syringe, and other high impact product candidates in other phases of review. We have a tremendous amount of work ahead of us, but I believe we are making great progress as we transition from an early-stage growth company to a long-term cash-generating commercial powerhouse.”

Baum added, “Greater clarity in our financial guidance is an area where we owe it to Harrow stockholders to make improvements. Our new approach, while perhaps more conservative, will focus on greater transparency and structure. Our objective going forward is clear: to meet and beat expectations. Establishing and updating financial guidance around our new framework should help narrow the range of expectations and better align them around levels we are confident we can deliver against.”

Harrow Announces Q4 and Full-Year 2025 Financial Results and 2026 Financial Guidance

March 2, 2026

Fourth Quarter and Full-Year 2025 Financial Results:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Total revenues	$89,092,000	$66,831,000	$272,303,000	$199,614,000
Gross margin	79%	79%	75%	75%
Net income (loss)	6,626,000	6,777,000	(5,139,000)	(17,481,000)
Adjusted EBITDA(1)	24,170,000	22,489,000	61,923,000	40,327,000
Net income (loss) per share:
Basic	0.18	0.19	(0.14)	(0.49)
Diluted	0.17	0.24	(0.14)	(0.49)

(1)	Adjusted EBITDA is a non-GAAP measure. For additional information, including a reconciliation of Adjusted EBITDA to the most directly comparable measure presented in accordance with GAAP, see the explanation of non-GAAP measures and reconciliation tables at the end of this release.

During the fourth quarter and year ended December 31, 2025, we recorded $8.5 million of acquired in-process research and development expense associated with upfront payments and related acquisition expenses from our acquisition of Melt Pharmaceuticals. This amount is included in GAAP operating expenses and net income figures and is not added back to our Adjusted EBITDA, consistent with our approach to non-GAAP measures.

Conference Call and Webcast

Harrow will host a conference call to discuss the results at 8:00 a.m. ET on Tuesday, March 3, 2026. Participants can access the live webcast of Harrow’s presentation on the “Investors” page of Harrow’s website. A replay of the webcast will be available on the Company’s website for one year.

To participate via telephone, please register in advance using this link. Upon registration, all telephone participants will receive a confirmation email with detailed instructions, including a unique dial-in number and PIN, for accessing the call.

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma and a range of other ocular surface conditions and retina diseases. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn.

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Harrow Announces Q4 and Full-Year 2025 Financial Results and 2026 Financial Guidance

March 2, 2026

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward–looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking- statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking- statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Mike Biega, VP of Investor Relations and Communications

mbiega@harrowinc.com

617-913-8890

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Harrow Announces Q4 and Full-Year 2025 Financial Results and 2026 Financial Guidance

March 2, 2026

HARROW, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024

ASSETS
Cash and cash equivalents	$72,927,000	$47,247,000
All other current assets	138,823,000	142,404,000
Total current assets	211,750,000	189,651,000
All other assets	187,732,000	199,320,000
TOTAL ASSETS	$399,482,000	$388,971,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$96,302,000	$91,343,000
Loans payable, net of unamortized debt discount	243,184,000	219,539,000
All other liabilities	7,905,000	8,792,000
TOTAL LIABILITIES	347,391,000	319,674,000
TOTAL STOCKHOLDERS’ EQUITY	52,091,000	69,297,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$399,482,000	$388,971,000

HARROW, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
Total revenues	$89,092,000	$66,831,000	$272,303,000	$199,614,000
Cost of sales	(18,468,000)	(14,135,000)	(67,934,000)	(49,245,000)
Gross profit	70,624,000	52,696,000	204,369,000	150,369,000
Selling, general and administrative	43,310,000	34,789,000	152,914,000	129,064,000
Research and development	11,723,000	4,755,000	20,940,000	12,230,000
Impairment of long-lived assets	-	253,000	-	253,000
Total operating expenses	55,033,000	39,797,000	173,854,000	141,547,000
Income from operations	15,591,000	12,899,000	30,515,000	8,822,000
Total other expense, net	(5,194,000)	(6,636,000)	(31,883,000)	(26,142,000)
Income tax expense	(3,771,000)	514,000	(3,771,000)	(161,000)
Net income (loss)	$6,626,000	$6,777,000	$(5,139,000)	$(17,481,000)
Net income (loss) per share:
Basic	$0.18	$0.19	$(0.14)	$(0.49)
Diluted	$0.17	$0.24	$(0.14)	$(0.49)

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Harrow Announces Q4 and Full-Year 2025 Financial Results and 2026 Financial Guidance

March 2, 2026

HARROW, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2025	2024
Net cash provided by (used in):
Operating activities	$43,864,000	$(22,202,000)
Investing activities	(5,460,000)	(33,164,000)
Financing activities	(12,724,000)	28,528,000
Net change in cash and cash equivalents	25,680,000	(26,838,000)
Cash and cash equivalents at beginning of the period	47,247,000	74,085,000
Cash and cash equivalents at end of the period	$72,927,000	$47,247,000

Non-GAAP Financial Measures

In addition to the Company’s results of operations determined in accordance with U.S. generally accepted accounting principles (GAAP), which are presented and discussed above, management also utilizes Adjusted EBITDA, an unaudited financial measure that is not calculated in accordance with GAAP, to evaluate the Company’s financial results and performance and to plan and forecast future periods. Adjusted EBITDA is considered a “non-GAAP” financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results, provides a more complete understanding of the Company’s results of operations and the factors and trends affecting its business. Management believes Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making; (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance; and (iii) it is used by institutional investors and the analyst community to help analyze the Company’s results. However, Adjusted EBITDA, and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the way they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss), excluding the effects of stock-based compensation and expenses, impairment of intangible assets, interest, taxes, depreciation, amortization, investment loss, net, and, if any and when specified, other non-recurring income or expense items. Management believes that the most directly comparable GAAP financial measure to Adjusted EBITDA is net income (loss). Adjusted EBITDA has limitations and should not be considered as an alternative to gross profit or net income (loss) as a measure of operating performance or to net cash provided by (used in) operating, investing, or financing activities as a measure of ability to meet cash needs.

The following is a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most comparable GAAP measure, net income (loss), for the three months and year ended December 31, 2025 and for the same periods in 2024:

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Harrow Announces Q4 and Full-Year 2025 Financial Results and 2026 Financial Guidance

March 2, 2026

HARROW, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$6,626,000	$6,777,000	$(5,139,000)	$(17,481,000)
Stock-based compensation and expenses	3,800,000	4,794,000	12,502,000	17,619,000
Impairment of intangible assets	-	253,000	-	253,000
Interest expense, net	5,186,000	6,375,000	24,180,000	22,786,000
Income tax expense	3,771,000	(514,000)	3,771,000	161,000
Depreciation	464,000	468,000	1,915,000	1,850,000
Amortization of intangible assets	4,315,000	4,075,000	16,991,000	11,783,000
Investment loss, net	-	-	-	3,171,000
Other expense, net	-	261,000	7,703,000	185,000
Adjusted EBITDA	$24,170,000	$22,489,000	$61,923,000	$40,327,000

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